U.S. Global Investors, Inc.
Annual Report on Form 10-K 1998                                          Page 19
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EXHIBIT 11 -- SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE

                                                                           YEAR ENDED JUNE 30,
                                                            -------------------------------------------------
                                                                1998               1997               1996
                                                            -----------      -----------         ------------
Net earnings (loss)                                          $(148,619)         $284,149          $1,987,067

BASIC
Weighted average number shares outstanding
    during the year:                                         6,617,153         6,606,211           6,562,830
Basic earnings (loss) per share:
    Net earnings (loss)                                         $(0.02)            $0.04               $0.30
                                                            ===========      ===========         ============

DILUTED
Weighted average number of shares outstanding
     during the year:                                         6,617,153        6,606,211           6,562,830
Effect of dilutive securities:
     Common stock  equivalent  shares
        (determined  using  the  "treasury  stock"
        method) representing shares issuable upon
        exercise of common stock options                         52,210           58,113              38,244
                                                            -----------      -----------         ------------
    Weighted average number of shares used
        in calculation of diluted earnings
        per share                                             6,669,363        6,664,324            6,601,074
                                                            ===========      ===========         ============
Diluted earnings (loss) per share:
        Net earnings (loss)                                 $     (0.02)     $      0.04         $       0.30
                                                            ===========      ===========         ============